UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 30, 2014
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)

104 S. Michigan Avenue
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Supplemental Incentive Opportunity

On July 30, 2014, the Board of Directors (the “Board”) of Coeur Mining, Inc. (the “Company”), on the recommendation of the Compensation Committee of the Board (the “Committee”), approved and granted to Mitchell J. Krebs, the Company’s President and Chief Executive Officer, a supplemental incentive compensation opportunity pursuant to a supplemental incentive agreement (the “Supplemental Incentive Agreement”). The Supplemental Incentive Agreement provides Mr. Krebs the opportunity to earn up to $3.75 million in supplemental incentive compensation primarily for achievement of three multi-year strategic performance components through December 31, 2016. The Board and Committee awarded Mr. Krebs the incentive opportunity for retention purposes and to drive performance against critical long-term strategic objectives.

Under the first component (“Component 1”), Mr. Krebs has the opportunity to earn up to $1.0 million, payable in cash, based on the level of reduction of the Company’s all-in sustaining costs per silver equivalent ounce (as currently defined by the World Gold Council) from December 31, 2013 to December 31, 2015, with 2013 all-in sustaining costs per silver equivalent ounce adjusted downward to assume a more normal level of general and administrative expenses than actual 2013 expenses. For a full payout, all-in sustaining costs per silver equivalent ounce must be reduced by 5.0% or more. A minimum reduction of 2.5% is required for any payout, and reductions from 2.5% to 5.0% would result in a payout between 50% and 99.9%, interpolated.

The second component (“Component 2”) requires the achievement of objectives related to the Company’s planned expansion of its Rochester mine in Nevada by December 31, 2016; specifically, physical site preparation for construction of significant new leach pad capacity. Under Component 2, Mr. Krebs may earn up to $2.0 million payable in either cash or Company stock in the Committee’s discretion, if, by December 31, 2016, (i) all required permits for the construction of the additional leach pad capacity have been obtained, (ii) the Board has approved a formal project plan and related capital expenditures and (iii) physical site preparation for construction has commenced. Mr. Krebs may earn up to $1.0 million if all required permits have been obtained by December 31, 2016, but physical site preparation has not commenced for any reason.

The third component (“Component 3”) is payable if and to the extent Mr. Krebs is entitled to a payment pursuant to Component 1 and/or Component 2. Under Component 3, Mr. Krebs may earn up to $750,000, payable in either cash or Company stock in the Committee’s discretion, based on the Company’s total shareholder return performance relative to the peer group used for Mr. Krebs’s 2014-2016 performance share award opportunity (“Relative TSR”), calculated from the beginning of the 2014-2016 performance share performance period through December 31, 2015 for Component 1 and through December 31, 2016, for Component 2, as follows:

Relative TSR Performance	Component 1 and/or 2 Payout Multiplier
75th percentile or above	125.0%
50th percentile up to 75th percentile	112.5% up to 125.0%, interpolated
Below 50th percentile	No multiplier

Mr. Krebs’s vesting in the payouts under the components described above generally is subject to his continued employment with the Company through December 31, 2015 and December 31, 2016, as applicable. Vesting will accelerate if his employment terminates before the applicable date due to (i) his death or disability, (ii) the Company terminating Mr. Krebs’s employment for any reason other than cause or Mr. Krebs terminating his employment for good reason, or (iii) the Company terminating Mr. Krebs’s employment for any reason other than cause or Mr. Krebs terminating his employment for good reason within two years following a change in control (as determined by the Compensation Committee in its discretion). “Disability”, “cause” and “good reason” are as defined in Mr. Krebs’s employment agreement with the Company.

The amount that can be earned under the Supplemental Incentive Agreement is intended to be awarded as a “Cash-Based Award” pursuant to the Company’s Amended and Restated 2003 Long-Term Incentive Plan. Of this amount, $1.2 million is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and is only eligible to be earned if a specified fiscal year 2015 Section 162(m) goal is satisfied, while the balance, $ 2.55 million, is not intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

A copy of the Supplemental Incentive Agreement is attached as Exhibit 10.1 to this Report.

Amended and Restated Employment Agreement

On July 30, 2014, the Company and Mr. Krebs entered into an amended and restated employment agreement (the “Amended Employment Agreement”). The Amended Employment Agreement reflects Mr. Krebs’s 2014 annual base salary of $650,000, which may be increased at the discretion of the Committee and the Board. In addition, as discussed in the Company’s most recent proxy statement, Mr. Krebs has the opportunity to earn an annual incentive bonus targeted to be 100% of Mr. Krebs’s then-current base salary and an annual long-term incentive award under the Company’s Amended and Restated 2003 Long-Term Incentive Plan with a target value of 300% of his then-current base salary. Such awards and any related payouts will be earned according to the performance criteria and vesting terms set forth therein and otherwise at the discretion of the Committee and the Board. The Amended Employment Agreement was entered into in order to make the severance provisions applicable to Mr. Krebs consistent with the Company’s executive severance policy and to provide that Mr. Krebs is entitled to severance upon any termination without Cause (as defined in the Amended Employment Agreement), remove outdated provisions and reflect the change to Illinois governing law.

A copy of the Amended Employment Agreement is attached as Exhibit 10.2 to this Report.

Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 10.1	Supplemental Incentive Agreement dated July 30, 2014 between the Company and Mitchell J. Krebs
Exhibit 10.2	Amended and Restated Employment Agreement dated July 30, 2014 between the Company and Mitchell J. Krebs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: August 1, 2014	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.        Description
Exhibit 10.1        Supplemental Incentive Agreement dated July 30, 2014 between the Company and Mitchell J. Krebs

Exhibit 10.2	Amended and Restated Employment Agreement dated July 30, 2014 between the Company and Mitchell J. Krebs